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                                  EXHIBIT 99.1

ScanSoft Completes Acquisition of Philips Speech Processing Business Units

Leading Telephony and Voice Control Technologies and Applications Expand ScanSoft's Presence in Telephony, Automotive and Embedded Markets

PEABODY, MASS., JANUARY 31, 2003 - ScanSoft, Inc. (Nasdaq: SSFT), a leading provider of imaging, speech and language solutions, today announced that is has closed the acquisition of the Speech Processing Telephony and Voice Control business units and related intellectual property from Royal Philips Electronics (NYSE: PHG, AEX: PHI).

"ScanSoft's acquisition of the Telephony and Voice Control business units from Philips Speech Processing further enhances our market share in key markets and gives the company additional competitive momentum in our target markets," said Paul Ricci, ScanSoft's chairman and CEO. "With a broader set of technologies and an enhanced distribution channel, ScanSoft is well positioned to capitalize on growth opportunities in the telephony, automotive and embedded markets. In addition, we expect the relationship we have forged with Philips to contribute to the development of new speech technologies in the future."

The businesses acquired by ScanSoft include:

      - TELEPHONY - The Philips Speech Processing Telephony business allows enterprise customers, telephony vendors and carriers to speech-enable a range of services, including directory assistance, interactive voice response and voice portal applications. Philips automatic speech recognition (ASR) engine, SpeechPearl(R), supports more than 40 languages and can process a vocabulary of more than one million words, making it the solution of choice for telephony applications that target global and broad regional markets. Philips has also leveraged its expertise in telephony ASR to develop VoiceRequest(TM), an enterprise auto-attendant solution, and automated directory assistance implementations that have been deployed by Telia in Sweden, the Japan Multimedia Service and Telefonica de Argentina, among others.

      - VOICE CONTROL - The Philips Speech Processing Voice Control business is addressing growing consumer demand for speech-enabled automotive, mobile and consumer electronics products. Philips' SpeechWave(TM) and VoCon(R) small-footprint speech recognition engines are ideal for embedded applications including voice-control of climate and entertainment features within cars. These solutions are also used within navigation systems and to enable automated voice dialing within mobile phones, including those from Philips.

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The consideration for the transaction comprises a $27.5 million three-year, zero-interest convertible subordinated debenture, convertible at any time into common shares of ScanSoft at $6.00 per share; 4.1 million euros in cash, of which 3.1 million euros were paid at closing and 1 million euros are payable by December 31, 2003; and a 5 million euro 5% interest note due December 31, 2003. The cash payable is subject to adjustment in accordance with the provisions of the agreement as amended.

About ScanSoft, Inc.

ScanSoft, Inc. (Nasdaq: SSFT) is a leading supplier of imaging, speech and language solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.ScanSoft.com.

ScanSoft, SpeechPearl, VoiceRequest, SpeechWave, VoCon and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned herein may be the trademarks of their respective owners.

Safe Harbor Statement: This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing future financial and operating results of ScanSoft, and the timing, benefits and other aspects of the proposed acquisition.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company's ability to successfully integrate and manage the Philips assets and technology; failure to retain customers; difficulties with integrating product plans, schedules and resources; difficulties in implementing planned cost reductions; failure to obtain and retain expected synergies; risks associated with the acquisition, transaction costs and the related integration of operations; and other economic, business, and competitive factors affecting the business generally.

More detailed information about these factors is set forth in ScanSoft's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2001 and the most recent quarterly reports on Form 10-Q. ScanSoft is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.